UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2009

CAPE FEAR BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-51513	20-3035898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1117 Military Cutoff Road Wilmington, North Carolina	28405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 509-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2009, Cape Fear Bank (the “Bank”), the subsidiary of Cape Fear Bank Corporation (“BankCorp”), entered into Employment Agreements with its four officers listed in the table below who are considered to be named executive officers of BankCorp. The Agreements were approved by BankCorp’s and the Bank’s Boards of Directors on January 8, 2009.

The Employment Agreements provide for:

•	annual base salaries in the amounts listed in the table below, subject to discretionary increases;

•	bonuses authorized at the discretion of the Board of Directors from time to time; and

•	participation in employee benefit plans made available by the Bank, at its discretion, from time to time.

Under the terms of the Employment Agreements, each officer’s employment may be terminated by the Bank without cause, or by the officer for any reason, upon 60 days’ written notice to the other. In either such case, the officer will receive his or her normal compensation through the effective date of termination. However, if the Bank terminates the officer’s employment as a result of a change in control, the Bank will be obligated to pay the officer’s monthly base salary for a period of 24 months and, subject to certain conditions, to continue to pay its portion of the cost of the officer’s medical insurance coverage for a period of 12 months. An officer’s employment will be deemed to have been terminated by the Bank as a result of a change in control if:

•

the Bank is acquired by another bank or other entity, whether as the result of an asset purchase or stock sale, or the Bank merges with another bank or entity, and, in either such case, the Bank is not the surviving entity in the transaction; and

•

as a result of the change in control, the surviving entity proposes to (1) demote the officer to a position with lesser duties, responsibilities or status, (2) reduce the officer’s annual salary below the amount in effect as of the effective date of the change in control, or (3) transfer the officer to a location which is an unreasonable distance from the officer’s current principal work location without the officer’s written consent.

Each officer’s employment may be terminated immediately by the Bank for “cause” (as defined in the Employment Agreements) at any time and without any further obligation. If an officer dies, the Bank will pay to the officer’s estate his or her normal compensation due through the last day of the month in which the officer died and for a period of one month thereafter.

The names and titles of the four officers and the amounts of base salaries provided for in their respective Employment Agreements are listed in the following table.

Name and Title	Annual Base Salary
Betty V. Norris Senior Vice President, Treasurer and Chief Financial Officer	$165,000
Lynn M. Burney Senior Vice President and Chief Operations Officer	$140,000
R. James MacLaren Senior Vice President and Chief Credit Officer	$155,000
A. Mark Tyler Senior Vice President and Chief Banking Officer	$155,000

The above summary is qualified in its entirety by reference to the forms of the Employment Agreements themselves which are attached as Exhibits 10.01 through 10.04 to this Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed with this report.

Exhibit No.	Exhibit Description
10.01	Employment Agreement between Betty V. Norris and Cape Fear Bank

10.02	Employment Agreement between Lynn M. Burney and Cape Fear Bank

10.03	Employment Agreement between A. Mark Tyler and Cape Fear Bank

10.04	Employment Agreement between R. James MacLaren and Cape Fear Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPE FEAR BANK CORPORATION
(Registrant)

Date: January 13, 2009	By:	/S/ Betty V. Norris
Betty V. Norris
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.01	Employment Agreement between Betty V. Norris and Cape Fear Bank

10.02	Employment Agreement between Lynn M. Burney and Cape Fear Bank

10.03	Employment Agreement between A. Mark Tyler and Cape Fear Bank

10.04	Employment Agreement between R. James MacLaren and Cape Fear Bank

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